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                                                                      EXHIBIT 21

The active subsidiaries of Day International Group, Inc. are listed below, do business under the name under which they are organized, and are included in the consolidated financial statements of the Company. The names, jurisdiction of incorporation of such subsidiaries, and percentage of voting securities owned by the Company are set forth below.

                                              Jurisdiction in              Percentage of Voting
        Name of subsidiary                  which Incorporated               Securities owned
        ------------------                  ------------------               ----------------
     Day International, Inc.                        Delaware                        100%
     Day Holdings I, Inc.                           Delaware                        100% (1)
     Day Holdings II, Inc.                          Delaware                        100% (1)
     Day International (U.K.)                    United Kingdom                     100% (3)
         Holdings Limited
     Day International (U.K.),                   United Kingdom                     100% (2)
         Ltd.
     Day International (Canada)                  Ontario, Canada                    100% (1)
         Holdings Limited
     Day International                               France                         100% (1)
         France S.A.R.L
     Day International                               Germany                        100% (1)
        (BRD) Gmbh
     Day International de Mexico                     Mexico                         100% (1)
         S.A. de C.V.

             (1)  Subsidiaries of Day International, Inc.
             (2)  Subsidiary of Day International (U.K.) Holdings Limited
             (3)  Subsidiary of Day Holdings I, Inc. and Day Holdings II, Inc.





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